Exhibit (e)(vi)

Amendment to Distribution Agreement

This Amendment dated as of April 30, 2017 (this “Amendment”) is to the Distribution Agreement dated April 30, 2013, as amended (the “Agreement”), by and between ALPS Variable Investment Trust (the “Trust”), an open-end, management investment company organized as a Delaware statutory trust, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203, on behalf of the Portfolios, and ALPS Portfolio Solutions Distributor, Inc. (the “Distributor”), a Colorado corporation and a registered broker-dealer under the Securities Exchange Act of 1934, as amended. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust and the Distributor wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Effective as of the date of this Amendment, Schedule A to the Agreement is replaced in its entirety with the new Schedule A attached hereto and incorporated by reference herein.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS VARIABLE INVESTMENT TRUST		ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:	/s/ Patrick Buchanan	By:	/s/ Thomas A. Carter
Name:	Patrick Buchanan	Name:	Thomas A. Carter
Title:	Treasurer	Title:	President

Exhibit (e)(vi)

Schedule A

Morningstar Conservative ETF Asset Allocation Portfolio
Morningstar Income and Growth ETF Asset Allocation Portfolio
Morningstar Balanced ETF Asset Allocation Portfolio
Morningstar Growth ETF Asset Allocation Portfolio
Morningstar Aggressive Growth ETF Asset Allocation Portfolio
ALPS/Alerian Energy Infrastructure Portfolio
ALPS/Stadion Tactical Growth Portfolio
ALPS/Red Rocks Listed Private Equity Portfolio
ALPS/Stadion Core ETF Portfolio
ALPS/QMA Market Participation Portfolio